UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment and Restatement of Compensation and Benefit Plans

On February 23, 2006, the Board of Directors of LandAmerica Financial Group, Inc. (the “Company”) amended and restated each of the following plans:

•	2000 Stock Incentive Plan;

•	Executive Voluntary Deferral Plan;

•	Outside Directors’ Deferral Plan; and

•	Benefit Restoration Plan.

The amendments were made primarily to conform the terms of the plans to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) and to make certain other administrative changes. In addition, the definition of “Eligible Executive” in the Executive Voluntary Deferral Plan was amended to eliminate the $150,000 base compensation threshold for participation by Senior Vice Presidents of the Company, and the definition of “Eligible Director” in the Outside Directors Deferral Plan was amended to enable directors of the Company to continue to make deferrals of director compensation upon attaining the age of 65 or older. The amended and restated plans are retroactively effective to January 1, 2005.

The full text of each of the amended and restated plans is attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report and is incorporated by reference into this Item 1.01.

Revised Change of Control Employment Agreements

On February 21, 2006, the Executive Compensation Committee of the Board of Directors adopted a revised form of Change of Control Employment Agreement to address the timing rules of Section 409A regarding payments to key employees and to limit the period of continued medical coverage and certain other welfare benefits. The Executive Compensation Committee also authorized the Company to amend all existing Change of Control Employment Agreements with executive officers to reflect such changes.

The Company’s Change of Control Employment Agreements generally provide that if an executive officer is terminated other than for cause within three years after a change of control of the Company, or if the executive officer terminates his or her employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive officer is entitled to receive “severance benefits.” Severance benefits may include a lump sum severance payment equal to up to three times the sum of the executive officer’s base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and, under the Agreement, an additional payment to compensate the executive officer for certain excise taxes imposed on certain change of control payments.

The full texts of the revised form of Change of Control Employment Agreement and the form of amendment to existing Change of Control Employment Agreements are attached as Exhibits 10.5 and 10.6, respectively, to this report and are incorporated by reference into this Item 1.01.

Revised Restricted Stock and Cash Unit Agreements

On February 21, 2006, the Executive Compensation Committee adopted a revised form of Restricted Stock Agreement and Cash Unit Agreement for equity incentive awards to be made under the 2000 Stock Incentive Plan, as amended and restated. The revisions to the agreements reduce the age upon which an employee may retire and receive full vesting of restricted stock awards from 58 to 55. The Executive Compensation Committee also authorized the Company to amend all existing Restricted Stock Agreements and Cash Unit Agreements to reflect such revisions. The Company plans to amend only those agreements that are with employees to whom the revisions could be relevant.

The full texts of the revised forms of Restricted Stock Agreement and Cash Unit Agreement and the form of amendment to existing Restricted Stock Agreements and Cash Unit Agreements are attached as Exhibits 10.7, 10.8 and 10.9, respectively, to this report and are incorporated by reference into this Item 1.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, as amended and restated effective January 1, 2005.

10.2	LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005.

10.3	LandAmerica Financial Group, Inc. Outside Directors Deferral Plan, as amended and restated January 1, 2005.

10.4	LandAmerica Financial Group, Inc. Benefit Restoration Plan, as amended and restated effective January 1, 2005.

10.5	Form of LandAmerica Financial Group, Inc. Change of Control Employment Agreement.

10.6	Form of Amendment to LandAmerica Financial Group, Inc. Change of Control Employment Agreement.

10.7	Form of LandAmerica Financial Group, Inc. 2006 Restricted Stock Agreement.

10.8	Form of LandAmerica Financial Group, Inc. 2006 Cash Unit Agreement.

10.9	Form of Amendment to LandAmerica Financial Group, Inc. Cash Unit Agreements and Restricted Stock Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

Date: February 27, 2006	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1	LandAmerica Financial Group, Inc. 2000 Stock Incentive Plan, as amended and restated effective January 1, 2005.

10.2	LandAmerica Financial Group, Inc. Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005.

10.3	LandAmerica Financial Group, Inc. Outside Directors Deferral Plan, as amended and restated January 1, 2005.

10.4	LandAmerica Financial Group, Inc. Benefit Restoration Plan, as amended and restated effective January 1, 2005.

10.5	Form of LandAmerica Financial Group, Inc. Change of Control Employment Agreement.

10.6	Form of Amendment to LandAmerica Financial Group, Inc. Change of Control Employment Agreement.

10.7	Form of LandAmerica Financial Group, Inc. 2006 Restricted Stock Agreement.

10.8	Form of LandAmerica Financial Group, Inc. 2006 Cash Unit Agreement.

10.9	Form of Amendment to LandAmerica Financial Group, Inc. Cash Unit Agreements and Restricted Stock Agreements.